Exhibit 99.1

FOR IMMEDIATE RELEASE	July 22, 2003

Baltimore, Maryland

MERCANTILE BANKSHARES REPORTS SECOND QUARTER RESULTS

Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended June 30, 2003, diluted net income per share was $.72, an increase of 7.5% over the $.67 reported for the second quarter last year. Net income for the quarter ended June 30, 2003 was $50,010,000, a 6.5% increase over net income of $46,945,000 for the same period in 2002. Weighted average shares outstanding decreased from 70,322,000 for the quarter ended June 30, 2002, to 69,318,000 for the quarter ended June 30, 2003.

Mr. Kelly stated: “The operating environment continues to be difficult and we are not able to grow core earnings as much as we would like. Having said that, loan and deposit growth continue to be relatively strong and have helped us to offset, in part, the impact of historically low interest rates on our business. We believe that we are well-positioned to benefit from stronger economic growth and more normalized interest rates if they materialize.”

For the first six months of 2003, net income was $98,996,000, an increase of 6.3% over the $93,120,000 reported for the comparable period in 2002. Diluted net income per share for the first half of 2003 was $1.43, an 8.3% increase over the $1.32 for the same period last year.

Net interest income for the quarter ended June 30, 2003 increased 2.1% to $112,723,000 from $110,425,000 for the second quarter last year. The growth in net interest income was attributable to 6.9% growth in average loans and 12.0% growth in average securities. This growth in net interest income was offset by a 36 basis point (bp) decline in the net interest margin from 4.74% to 4.38%. Compared to the first quarter 2003, the net interest margin decreased 19 bp from 4.57%. This decline was largely attributable to the impact of the issuance of $300 million of subordinated debt which was completed on April 15, 2003. Because a substantial portion of the proceeds will be used to fund the acquisition of F&M Bancorp, which is expected to close in the third quarter, the debt proceeds have been temporarily invested in short-term, liquid assets. The average outstanding balance during the quarter for the debt and temporary investments was $251,580,000. The interest income produced by the temporary investments was $743,000 and the interest expense on the debt was $2,919,000, which resulted in a $2,176,000 reduction in net interest income. A $1,754,000 increase from the first quarter in income from other investments partially offset the impact of the debt issuance.

(continued)

MERCANTILE BANKSHARES CORPORATION	Page 2 of 10

Net interest income for the first six months of 2003 increased to $223,849,000 or 2.9% over the $217,613,000 for the first six months of last year. The growth in net interest income was attributable to growth in average earning assets which was partially offset by a 26 bp decline in the net interest margin from 4.73% to 4.47%. Nearly three fourths of the decline in the net interest margin was attributable to the reduced benefit derived from noninterest bearing funds. This benefit fell from 64 bp for the first six months of last year to 45 bp for the first six months of 2003.

At June 30, 2003, nonperforming assets increased $10,695,000 from March 31, 2003, to $38,144,000 or 0.50% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were 0.37% and 0.64% at March 31, 2003, and June 30, 2002, respectively. The increase in nonperforming assets was due primarily to loans to one customer in the construction equipment business. These loans moved from “monitored” status in the first quarter to nonperforming in the second and totaled approximately $11,285,000.

The level of “monitored” loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, remained relatively unchanged for the quarter. At June 30, 2003 monitored loans were $34,517,000 compared to $34,917,000 at March 31, 2003. The loans to the customer in the construction equipment business were replaced by a loan to another customer at the lead bank. Although the loan to this customer is current, the customer’s business is highly dependent on the demand for air pollution control systems. Reduced investment in these systems by refineries and utility companies has adversely affected the customer. Loans past due 30-89 days were $28,816,000 at June 30, 2003 compared to $54,899,000 at March 31, 2003 and $33,875,000 at June 30, 2002.

The allowance for loan losses was $142,261,000 at June 30, 2003, representing 1.88% of total loans. The allowance for loan losses to total loans was 1.89% at March 31, 2003, and 1.90% at June 30, 2002. Net charge-offs for the quarter ended June 30, 2003, were $1,217,000, which resulted in an annualized ratio of net charge-offs to period-end loans of 0.06%. The comparable figures for the quarters ended March 31, 2003 and June 30, 2002, were $1,190,000 and 0.06% and $13,227,000 and 0.74%, respectively.

(continued)

MERCANTILE BANKSHARES CORPORATION	Page 3 of 10

Noninterest income increased 23.5% to $45,437,000 for the second quarter 2003 from $36,805,000 for the comparable period in 2002 and increased 20.0% or $7,584,000 from the first quarter 2003. Investment and wealth management revenues increased 9.4% to $19,508,000 for the quarter ended June 30, 2003, and benefited from the inclusion of revenues from Boyd Watterson Asset Management LLC, which became affiliated with Mercantile on March 1, 2003. Gains from the sale of investment securities for the quarter increased $5,485,000 to $6,536,000 from $1,051,000 for the comparable period in 2002. These gains were generated as part of ongoing balance sheet management and consisted of $4,995,000 from the sale of equity securities and $1,541,000 from the sale of bonds.

Noninterest expenses for the quarter ended June 30, 2003 increased 13.4% to $77,049,000 from $67,930,000 for the second quarter of 2002 and increased 10.4% or $7,268,000 over those for the quarter ended March 31, 2003. The principal contributor to the year-over-year increase was a $4,573,000, or 36.0%, increase in other expenses. This increase, in turn, was due principally to increases in directors deferred compensation of $1,279,000, which was driven by changes in Bankshares’ stock price; expenses related to the pending merger with F&M of $775,000; amortization of intangibles related to the Boyd Watterson acquisition of $422,000; and minority interest expense of $423,000, which is driven by the performance of Bankshares’ mortgage banking business. Furniture and equipment expenses increased by $1,116,000 or 19.8% year-over-year due to increases in technology expenses related primarily to the Investment and Wealth Management business. Employee benefits expense increased by $1,250,000 or 15.5% year-over-year due mainly to increased pension and medical costs. Finally, salary expense increased 6.6% or $2,251,000 year-over-year due principally to acquisitions in the Investment and Wealth Management business and higher incentive compensation.

The adjusted efficiency ratio, a key measure of expense management, was 50.3% for the second quarter of 2003 versus 46.0% for the comparable period in 2002. Return on average assets for the second quarter of 2003 was 1.82%; return on average tangible equity was 16.63%; and the ratio of average tangible equity to average assets was 11.05%. For the six months ended June 30, 2003, return on average assets was 1.85%; return on average tangible equity was 16.68%; and the ratio of average tangible equity to average tangible assets was 11.22%. See footnotes (1), (2) and (3) on page 10 of 10 for a discussion of the non-GAAP measures referred to in this paragraph.

At June 30, 2003, total assets increased 13.2% to $11,496,301,000 and total loans increased 6.0% to $7,560,931,000 from June 30, 2002. Total deposits at June 30, 2003, increased 12.0% to $8,635,574,000 and shareholders’ equity increased 7.3% to $1,375,594,000, from a year earlier. At the June 2003 Board meeting the quarterly dividend rate was increased 10.0% to $.33 from $.30 per share.

(continued)

MERCANTILE BANKSHARES CORPORATION	Page 4 of 10

Cautionary Statement

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Bankshares’ management uses these non-GAAP measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude goodwill and the amortization of goodwill related to the consummation of mergers. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

Earnings Conference Call

Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review second quarter 2003 earnings in a conference call and audio webcast on Tuesday, July 22, 2003 at 10:00 a.m. EDT.

To participate in the call, please dial 1-888-889-5345 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at www.mercantile.com, Investor Relations, Shareholder News.

The conference call will be available for replay until August 21, 2003 at www.mercantile.com, Investor Relations, Shareholder News. An audio replay is also available until July 29, 2003 by dialing 877-519-4471 and the access code/pin # is 3995347.

Additional financial information is attached.

David E. Borowy

Investor Relations

(410) 347-8361

David.Borowy@Mercantile.net

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 5 of 10
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share data)

	For the Six Months Ended June 30,			For the Quarter Ended June 30,
	2003	2002	% Incr. (Decr.)	2003	2002	% Incr. (Decr.)
OPERATING RESULTS
Net interest income (1)	$223,849	$217,613	2.9%	$112,723	$110,425	2.1%
Net interest income - taxable equivalent (1)	226,971	220,652	2.9	114,297	111,957	2.1
Provision for loan losses	6,067	8,199	(26.0)	3,051	5,116	(40.4)
Net income	98,996	93,120	6.3	50,010	46,945	6.5

PER COMMON SHARE DATA
Basic net income	$1.44	$1.33	8.3%	$.73	$.67	9.0%
Diluted net income	1.43	1.32	8.3	.72	.67	7.5
Dividends paid	.63	.58	8.6	.33	.30	10.0
Book value at period end	19.91	18.38	8.3
Market value at period end	39.35	41.03	(4.1)
Market range:
High	41.30	45.36	(9.0)	41.30	44.80	(7.8)
Low	30.16	38.89	(22.4)	33.90	38.89	(12.8)

AVERAGE BALANCE SHEET DATA
Total loans	$7,437,036	$6,980,040	6.5%	$7,513,576	$7,029,501	6.9%
Total earning assets	10,230,650	9,407,181	8.8	10,465,457	9,478,299	10.4
Total assets	10,780,374	9,853,320	9.4	11,033,724	9,930,820	11.1
Total deposits	8,192,201	7,358,934	11.3	8,313,714	7,477,082	11.2
Shareholders’ equity	1,309,897	1,241,064	5.5	1,324,293	1,253,600	5.6

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.85%	1.91%		1.82%	1.90%
Return on average equity (2)	15.24	15.13		15.15	15.02
Return on average tangible equity (2)	16.68	16.50		16.63	16.36
Average equity to average assets (2)	12.15	12.60		12.00	12.62
Average tangible equity to average tangible assets (2)	11.22	11.67		11.05	11.71
Net interest rate spread - taxable equivalent	4.02	4.09		3.94	4.12
Net interest margin on earning assets - taxable equivalent	4.47	4.73		4.38	4.74
Efficiency ratio (1), (3)	47.32	45.89		48.24	45.66
Adjusted efficiency ratio (1), (3)	48.47	46.05		50.29	45.99
Dividend payout ratio	43.75	43.61		45.21	44.78
Bank offices	187	185	2
Employees	3,035	2,926	109

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$2,407	$14,268	(83.1)%	$1,217	$13,227	(90.8)%
Nonaccrual loans	37,768	45,278	(16.6)
Renegotiated loans	—	—	—
Total nonperforming loans	37,768	45,278	(16.6)
Other real estate owned, net	376	63	496.8
Total nonperforming assets	38,144	45,341	(15.9)

CREDIT QUALITY RATIOS
Provision for loan losses (annualized) as a percent of period-end loans	.16%	.23%		.16%	.29%
Net charge-offs (annualized) as a percent of period-end loans	.06	.40		.06	.74
Nonperforming loans as a percent of period-end loans	.50	.63
Allowance for loan losses as a percent of period-end loans	1.88	1.90
Allowance for loan losses as a percent of nonperforming loans	376.67	299.03
Other real estate owned as a percent of period-end loans and other real estate owned	—	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.50	.64

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

(1),(2),(3) See page 10 of 10 for additional information.

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 6 of 10
STATEMENT OF CONSOLIDATED INCOME
(In thousands, except per share data)

	For the Six Months Ended June 30,				For the Quarter Ended June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2003	2002	Amount	%	2003	2002	Amount	%
INTEREST INCOME
Interest and fees on loans	$222,954	$233,822	$(10,868)	(4.6)%	$111,962	$117,124	$(5,162)	(4.4)%

Interest and dividends on investment securities:
Taxable interest income	53,822	54,991	(1,169)	(2.1)	26,638	27,707	(1,069)	(3.9)
Tax-exempt interest income	964	959	5.5		497	479	18	3.8
Dividends	428	542	(114)	(21.0)	199	259	(60)	(23.2)
Other investment income	2,882	104	2,778	—	2,318	52	2,266	—

	58,096	56,596	1,500	2.7	29,652	28,497	1,155	4.1

Other interest income	2,040	2,667	(627)	(23.5)	1,314	1,002	312	31.1

Total interest income	283,090	293,085	(9,995)	(3.4)	142,928	146,623	(3,695)	(2.5)

INTEREST EXPENSE
Interest on deposits	48,579	63,609	(15,030)	(23.6)	23,450	30,475	(7,025)	(23.1)
Interest on short-term borrowings	3,014	6,240	(3,226)	(51.7)	1,469	2,928	(1,459)	(49.8)
Interest on long-term debt	7,648	5,623	2,025	36.0	5,286	2,795	2,491	89.1

Total interest expense	59,241	75,472	(16,231)	(21.5)	30,205	36,198	(5,993)	(16.6)

NET INTEREST INCOME	223,849	217,613	6,236	2.9	112,723	110,425	2,298	2.1
Provision for loan losses	6,067	8,199	(2,132)	(26.0)	3,051	5,116	(2,065)	(40.4)

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	217,782	209,414	8,368	4.0	109,672	105,309	4,363	4.1

NONINTEREST INCOME
Investment and wealth management	36,873	34,355	2,518	7.3	19,508	17,828	1,680	9.4
Service charges on deposit accounts	16,371	15,189	1,182	7.8	8,311	7,726	585	7.6
Mortgage banking related fees	4,895	5,089	(194)	(3.8)	2,507	1,915	592	30.9
Investment securities gains and (losses)	7,351	1,049	6,302	600.8	6,536	1,051	5,485	521.9
Other income	17,800	15,962	1,838	11.5	8,575	8,285	290	3.5

Total noninterest income	83,290	71,644	11,646	16.3	45,437	36,805	8,632	23.5

NONINTEREST EXPENSES
Salaries	70,732	66,016	4,716	7.1	36,317	34,066	2,251	6.6
Employee benefits	18,747	16,600	2,147	12.9	9,319	8,069	1,250	15.5
Net occupancy expense of bank premises	8,315	7,969	346	4.3	4,219	4,064	155	3.8
Furniture and equipment expenses	13,542	12,059	1,483	12.3	6,743	5,627	1,116	19.8
Communications and supplies	6,617	6,663	(46)	(.7)	3,181	3,407	(226)	(6.6)
Other expenses	28,877	24,814	4,063	16.4	17,270	12,697	4,573	36.0

Total noninterest expenses	146,830	134,121	12,709	9.5	77,049	67,930	9,119	13.4

Income before income taxes	154,242	146,937	7,305	5.0	78,060	74,184	3,876	5.2
Applicable income taxes	55,246	53,817	1,429	2.7	28,050	27,239	811	3.0

NET INCOME	$98,996	$93,120	$5,876	6.3	$50,010	$46,945	$3,065	6.5

Weighted average shares outstanding	68,815	69,807	(992)	(1.4)	68,860	69,793	(933)	(1.3)

Adjusted weighted average shares outstanding	69,253	70,366	(1,113)	(1.6)	69,318	70,322	(1,004)	(1.4)

NET INCOME PER COMMON SHARE:
Basic	$1.44	$1.33	$.11	8.3	$.73	$.67	$.06	9.0

Diluted	$1.43	$1.32	$.11	8.3	$.72	$.67	$.05	7.5

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 7 of 10
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30,
			Increase/(Decrease)
	2003	2002	Amount	%
ASSETS
Cash and due from banks	$350,833	$275,500	$75,333	27.3%
Interest-bearing deposits in other banks	258	358	(100)	(27.9)
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,673,892	2,146,158	(472,266)	(22.0)
Mortgage-backed securities	933,508	200,430	733,078	365.8
States and political subdivisions	477	673	(196)	(29.1)
Other investments	84,224	15,069	69,155	458.9
Held-to-maturity
States and political subdivisions - fair value of $39,239 (2003) and $40,916 (2002)	36,224	38,552	(2,328)	(6.0)
Other investments - fair value of $14,965 (2003) and $15,461 (2002)	14,965	15,461	(496)	(3.2)

Total investment securities	2,743,290	2,416,343	326,947	13.5

Federal funds sold	324,274	5,511	318,763	—
Securities purchased under resale agreements	100,000	—	100,000	—
Loans held-for-sale	85,740	46,466	39,274	84.5
Loans	7,560,931	7,134,893	426,038	6.0
Less: allowance for loan losses	(142,261)	(135,394)	6,867	5.1

Loans, net	7,418,670	6,999,499	419,171	6.0

Bank premises and equipment, net	104,099	100,892	3,207	3.2
Other real estate owned, net	376	63	313	496.8
Goodwill, net	119,730	102,705	17,025	16.6
Other intangible assets, net	16,107	8,510	7,597	89.3
Other assets	232,924	203,387	29,537	14.5

Total assets	$11,496,301	$10,159,234	$1,337,067	13.2

LIABILITIES

Deposits:
Noninterest-bearing deposits	$2,276,408	$1,937,270	$339,138	17.5
Interest-bearing deposits	6,359,166	5,770,906	588,260	10.2

Total deposits	8,635,574	7,708,176	927,398	12.0
Short-term borrowings	816,309	806,957	9,352	1.2
Accrued expenses and other liabilities	90,291	93,301	(3,010)	(3.2)
Long-term debt	578,533	268,713	309,820	115.3

Total liabilities	10,120,707	8,877,147	1,243,560	14.0

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding—None
Common stock, $2 par value; authorized 130,000,000 shares	138,187	139,527	(1,340)	(1.0)
Capital surplus	128,714	157,222	(28,508)	(18.1)
Retained earnings	1,063,381	954,506	108,875	11.4
Accumulated other comprehensive income (loss)	45,312	30,832	14,480	47.0

Total shareholders’ equity	1,375,594	1,282,087	93,507	7.3

Total liabilities and shareholders’ equity	$11,496,301	$10,159,234	$1,337,067	13.2

Actual shares outstanding	69,093	69,764	(671)	(1.0)

Book value per common share	$19.91	$18.38	$1.53	8.3

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 8 of 10
CONSOLIDATED BALANCE SHEETS
(In thousands)

	For the Six Months Ended June 30,				For the Quarter Ended June 30,
	2003		2002		2003		2002
	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate	Average Balance	Yield*/ Rate
Earning assets
Loans:
Commercial	$4,488,776	5.97%	$4,229,246	6.64%	$4,527,486	5.92%	$4,253,691	6.57%
Construction	847,382	5.55	686,773	6.29	870,955	5.51	702,733	6.27
Residential real estate	1,083,780	6.76	1,073,307	7.46	1,089,772	6.63	1,075,562	7.37
Consumer	1,017,098	6.52	990,714	7.26	1,025,363	6.42	997,515	7.18

Total loans	7,437,036	6.11	6,980,040	6.82	7,513,576	6.04	7,029,501	6.75

Federal funds sold, et al	185,883	2.21	107,174	5.00	313,844	1.68	94,263	4.25
Securities:**
Taxable securities
U.S. Treasury securities and government agencies	1,834,196	4.39	2,054,370	4.83	1,741,380	4.32	2,089,822	4.77
Mortgage-backed securities	636,760	4.39	203,241	5.74	760,630	4.15	201,442	5.66
Other stocks and bonds	98,328	6.90	22,915	6.27	98,277	10.38	23,788	5.80
Tax-exempt securities
States and political subdivisions	38,099	8.44	39,083	8.18	37,412	8.82	39,125	8.13

Total securities	2,607,383	4.55	2,319,609	4.98	2,637,699	4.56	2,354,177	4.91

Interest-bearing deposits in other banks	348	3.70	358	4.39	338	3.50	358	4.20

Total earning assets	10,230,650	5.64	9,407,181	6.35	10,465,457	5.54	9,478,299	6.27
Cash and due from banks	234,901		219,429		243,728		223,744
Bank premises and equipment, net	104,268		101,348		104,825		101,179
Other assets	351,801		269,514		361,951		272,707
Less: allowance for loan losses	(141,246)		(144,152)		(142,237)		(145,109)

Total assets	$10,780,374		$9,853,320		$11,033,724		$9,930,820

Interest-bearing liabilities
Deposits:
Savings	$1,054,033.52		$935,762.95		$1,078,760.51		$961,386.93
Checking plus interest accounts	973,366.23		846,349.35		993,268.22		857,669.35
Money market	1,193,102.86		1,026,650	1.41	1,201,044.81		1,049,529	1.37
Time deposits $100,000 and over	1,250,819	2.50	1,016,025	3.43	1,277,652	2.37	1,031,720	3.19
Other time deposits	1,712,535	2.85	1,771,203	3.79	1,708,177	2.72	1,758,774	3.58

Total interest-bearing deposits	6,183,855	1.58	5,595,989	2.29	6,258,901	1.50	5,659,078	2.16
Short-term borrowings	775,526.78		861,272	1.46	771,892.76		813,881	1.44
Long-term debt	402,225	3.83	283,332	4.00	527,223	4.02	283,331	3.96

Total interest-bearing funds	7,361,606	1.62	6,740,593	2.26	7,558,016	1.60	6,756,290	2.15
Noninterest-bearing deposits	2,008,346		1,762,945		2,054,813		1,818,004
Other liabilities and accrued expenses	100,525		108,718		96,602		102,926

Total liabilities	9,470,477		8,612,256		9,709,431		8,677,220

Shareholders’ equity	1,309,897		1,241,064		1,324,293		1,253,600

Total liabilities & shareholders’ equity	$10,780,374		$9,853,320		$11,033,724		$9,930,820

Net interest rate spread		4.02%		4.09%		3.94%		4.12%
Effect of noninterest-bearing funds		.45		.64		.44		.62

Net interest margin on earning assets		4.47%		4.73%		4.38%		4.74%

*	Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
**	Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 9 of 10
SUPPLEMENTAL LOAN INFORMATION BY QUARTER
(In thousands)

	2Q 03	1Q 03	2Q 02
PERIOD-END LOANS BY TYPE
Commercial, Industrial and Agricultural Loans	$2,314,680	$2,295,443	$2,237,159
Commercial and Agricultural Real Estate Loans	2,145,959	2,107,887	1,933,924
Construction and Land Development Loans	887,237	850,420	751,193
1-4 Family Residential Loans (Excludes H/E Lines)	1,092,785	1,087,207	1,079,004
Consumer Loans (Excludes H/E Lines)	769,882	764,673	789,332
Home Equity Lines	261,878	246,964	215,996
Lease financing	88,510	93,959	128,285

TOTAL LOANS AT END OF PERIOD	$7,560,931	$7,446,553	$7,134,893

NONPERFORMING LOANS BY TYPE
Commercial, Industrial and Agricultural Loans	$26,919	$15,260	$26,935
Commercial and Agricultural Real Estate Loans	3,798	4,733	8,829
Construction and Land Development Loans	1,178	1,383	2,450
1-4 Family Residential Loans (Excludes H/E Lines)	4,001	2,967	2,648
Consumer Loans (Excludes H/E Lines)	154	200	253
Home Equity Lines	24	34	64
Lease financing	1,694	2,678	4,099

TOTAL NONPERFORMING LOANS AT END OF PERIOD	$37,768	$27,255	$45,278

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial, Industrial and Agricultural Loans	$6,069	$17,390	$6,175
Commercial and Agricultural Real Estate Loans	8,088	10,727	10,183
Construction and Land Development Loans	397	788	488
1-4 Family Residential Loans (Excludes H/E Lines)	9,296	17,364	12,077
Consumer Loans (Excludes H/E Lines)	4,152	4,399	4,256
Home Equity Lines	588	882	696
Lease financing	226	3,349	—

TOTAL LOANS PAST DUE 30-89 DAYS	$28,816	$54,899	$33,875

CHARGE-OFFS BY LOAN TYPE
Commercial, Industrial and Agricultural Loans	$613	$106	$8,357
Commercial and Agricultural Real Estate Loans	1	341	199
Construction and Land Development Loans	—	—	—
1-4 Family Residential Loans (Excludes H/E Lines)	50	—	76
Consumer Loans (Excludes H/E Lines)	722	832	760
Home Equity Lines	—	19	24
Lease financing	547	641	4,800

TOTAL CHARGE-OFFS	$1,933	$1,939	$14,216

RECOVERIES BY LOAN TYPE
Commercial, Industrial and Agricultural Loans	$205	$204	$267
Commercial and Agricultural Real Estate Loans	99	18	117
Construction and Land Development Loans	—	135	131
1-4 Family Residential Loans (Excludes H/E Lines)	35	4	32
Consumer Loans (Excludes H/E Lines)	367	355	394
Home Equity Lines	10	33	48
Lease financing	—	—	—

TOTAL RECOVERIES	$716	$749	$989

[GRAPHIC APPEARS HERE]	MERCANTILE BANKSHARES CORPORATION	Page 10 of 10
CONSOLIDATED FINANCIAL SUMMARY
(In thousands, except per share data)

	2Q 03	1Q 03	2Q 02
	(Dollars in millions)
INVESTMENT AND WEALTH MANAGEMENT ASSET DATA (End of Period)
Personal
Assets with Investment Responsibility	$8,442	$7,110	$7,232
Assets with no Investment Responsibility	2,278	2,043	2,518

Total Personal	10,720	9,153	9,750
Institutional
Assets with Investment Responsibility	11,488	11,827	6,520
Assets with no Investment Responsibility	19,705	18,015	20,350

Total Institutional	31,193	29,842	26,870

Mutual Funds Not Included Above	133	112

Personal & Institutional Combined
Assets with Investment Responsibility	20,063	19,049	13,752
Assets with no Investment Responsibility	21,983	20,058	22,868

Total Assets Under Administration	$42,046	$39,107	$36,620

	(Dollars in thousands)
OTHER INTANGIBLE ASSETS INFORMATION
EOP Deposit Intangibles, Net	$6,533	$6,899	$8,051
EOP Mortgage Servicing Rights, Net	66	201	442
EOP Other Intangible Assets, Net	9,508	10,640	17

EOP Total Other Intangible Assets, Net	$16,107	$17,740	$8,510

Amortization of Deposit Intangibles	$366	$366	$448
Amortization of Mortgage Servicing Rights	60	60	83
Amortization of Other Intangible Assets	422	134	6

Total Amortization of Other Intangible Assets	$848	$560	$537

	(Dollars in thousands)
PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS
EOP 1-4 Family Residential Mortgages (owned)	$198,652	$228,151	$288,674
EOP Commercial Mortgages (owned)	1,756,683	1,766,276	1,632,440
EOP Commercial Mortgages (not owned)	3,688,212	3,798,155	3,718,703

EOP Total Principal Balance of Loans Serviced For Others	$5,643,547	$5,792,582	$5,639,817

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2003	2002	2003	2002
	(Dollars in thousands)
RECONCILIATION OF NON-GAAP MEASURES

(1)	The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable investments.

Net interest income	$223,849	$217,613	$112,723	$110,425
Taxable-equivalent adjustment	3,122	3,039	1,574	1,532

Net interest income - taxable equivalent	$226,971	$220,652	$114,297	$111,957

(2)	Bankshares presents a return on average equity and a return on average tangible equity. Management excludes goodwill from its calculation of average tangible assets and average tangible equity. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by bank regulatory agencies which exclude goodwill from their calculation of risk-based capital ratios.

Return on average equity	15.24%	15.13%	15.15%	15.02%
Impact of excluding average goodwill	1.44	1.37	1.48	1.34

Return on average tangible equity	16.68%	16.50%	16.63%	16.36%

Average equity to average assets	12.15%	12.60%	12.00%	12.62%
Impact of excluding average goodwill	(.93)	(.93)	(.95)	(.91)

Average tangible equity to average tangible assets	11.22%	11.67%	11.05%	11.71%

(3)	The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on a FTE basis and non-interest income. Management excludes gains and losses from sales of investment securities when computing the efficiency ratio because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio	47.32%	45.89%	48.24%	45.66%
Impact of excluding securities gains and losses	1.15	.16	2.05	.33

Adjusted efficiency ratio	48.47%	46.05%	50.29%	45.99%